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                                                                    Exhibit 99.1

                                                           FOR IMMEDIATE RELEASE

November 11, 2003

Contact: Tom Davis, President
         The Sands Hotel and Casino
         Atlantic City, NJ
         609-441-4751

                  GB HOLDINGS, INC., GB PROPERTY FUNDING CORP.,
             AND GREATE BAY HOTEL AND CASINO, INC. VOLUNTARILY FILE
               TO DELIST NOTES ISSUED BY GB PROPERTY FUNDING CORP.

         Atlantic City, New Jersey, November 11, 2003 - GB Holdings, Inc. (the "Company"), GB Property Funding Corp. ("Funding"), a wholly owned subsidiary of the Company, and Greate Bay Hotel and Casino, Inc. ("Operating"), a wholly owned subsidiary of the Company, announced today that they have filed an application to voluntarily delist the 11% Notes due 2005 (AMEX - "GBF") issued by Funding from trading on the American Stock Exchange ("Amex") and have asked Amex to suspend trading of the Notes if and at the time that the SEC grants the application to withdraw the Notes from listing. At this time, the Company, Funding, and Operating do not know whether the SEC will grant the application and if it does, when that will occur.

         This press release is for informational purpose only. This press release may contain statements that are forward-looking. Such forward looking statements involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of the Company, Funding, and Operating. For more information regarding the Company, Funding, and Operating and risks applicable to their business, please review the filings of the Company, Funding, and Operating with the SEC, including the reports on Forms 10-K and 10-Q.